SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                     May 2, 2005



                                 PEOPLES BANCORP
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)



            Indiana                    000-18991                  35-1811284
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)


212 West 7th Street, Auburn, Indiana                                   46706
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (260) 925-2500
                                                                  --------------



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated May 2, 2005


ITEM 9.  REGULATION D DISCLOSURE

     On May 2, 2005, Peoples Bancorp issued a press release announcing its Unaudited financial results for the quarter and six months ended March 31, 2005. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to
Item 9 of Form 8-K.


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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.



Date:    May 2, 2005                                   s/Maurice F. Winkler, III
                                                       Maurice F. Winkler, III
                                                       Chief Executive Officer




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                                                                      Exhibit 99

                                      Date:              May 2, 2005
For Immediate Release                 NASDAQ Symbol:     PFDC
                                      Contact:           Maurice F. Winkler, III
                                      Phone:             260-925-2500


Peoples Bancorp Reports Earnings

     Auburn, Indiana - Peoples Bancorp, the holding company for Peoples Federal Savings Bank and First Savings Bank, reported quarterly earnings of $1,013,118 or .30 cents per share for the quarter ending March 31, 2005 compared to $1,108,833 or .32 cents per share for the same period a year earlier.

     For the six-month period ended March 31, 2005, net income was $2,127,343 or ..63 cents per share compared to $2,385,272 or .70 cents per share last year. Return on average assets (ROAA) for the six months was .86% and, return on average equity (ROAE) was 6.51% according to Maurice F. Winkler, III, Chief Executive Officer.

     During the six months, total assets increased slightly from $491,445,300 to $492,318,252. Asset quality remained high with loan delinquencies at 0.78% of total loans at the end of March, a figure that is well below the industry norm. Although the Banks have consistently reported high asset quality, they maintain allowances for loan losses, which at March 31, 2005 was 0.54% of total loans or 70% of nonperforming loans.

     Winkler noted that, "concerns about the pace of economic activity, demand for consumer, home mortgages, and small business loans remains in our markets."

     At the end of March, shareholders equity stood at $64.9 million or 13.19% of total assets. The book value of the Peoples Bancorp's stock stood at $19.31, and the closing price of Peoples Bancorp stock was $19.75 as of April 29, 2005.

     Peoples Bancorp stock is traded on the NASDAQ National Market System as PFDC. Peoples Bancorp's subsidiaries are Peoples Federal Savings Bank and First Savings Bank. Peoples Federal Savings Bank has offices in Auburn, Columbia City
(2), LaGrange, Kendallville, Garrett, Avilla, Topeka and Waterloo, Indiana. First Savings Bank has offices in Three Rivers (2), Union and Schoolcraft, Michigan, and in Howe and Middlebury, Indiana.



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

                                    SELECTED CONSOLIDATED FINANCIAL DATA OF PEOPLES BANCORP

                                           March 31,         September 30,        March 31,
------------------------------------------------------------------------------------------------------------------
                                              2005               2004                2004
------------------------------------------------------------------------------------------------------------------
Balance Sheet Data:
   Total assets                            $ 492,318,252      $ 491,445,300       $ 496,543,536
   Loans receivable, net                     356,968,245        360,161,158         360,700,901
   Investments and other
      interest earning assets                106,674,570        104,518,198         112,660,215
   Deposits                                  367,939,212        370,824,854         373,639,430
   Stockholders' equity                       64,913,202         64,991,560          64,167,146
   Non-performing loans and REO                2,777,000          2,381,000           2,947,000
   Equity to assets ratio                         13.19%             13.22%              12.92%
   Book value per share                           $19.31              19.30              $19.03

                                                   Three Months Ended                      Six Months Ended
                                                       March 31,                              March 31,
                                            --------------------------------   -----------------------------------
Operating Data:                                  2005               2004                2005               2004
                                            -------------   ----------------   -----------------   ---------------
   Interest income                           $ 6,699,713        $ 6,714,082        $ 13,382,994       $13,558,124
   Interest expense                            2,547,122          2,584,346           5,066,311         5,240,921
                                            -------------   ----------------   -----------------   ---------------
   Net interest income                         4,152,591          4,129,736           8,316,683         8,317,203
   Provision
      for losses on loans                          2,603             41,801              32,453            82,997
                                            -------------   ----------------   -----------------   ---------------
   Net interest income after provision
      for losses on loans                      4,149,988          4,087,935           8,284,230         8,234,206
   Other income                                  442,337            511,423             986,213         1,067,789
   Other expenses                              3,041,059          2,907,855           6,008,162         5,643,123
                                            -------------   ----------------   -----------------   ---------------
   Income before income taxes                  1,551,266          1,691,503           3,262,281         3,658,872
   Income tax expense                            538,148            582,670           1,134,938         1,273,600
                                            -------------   ----------------   -----------------   ---------------
   Net income                                $ 1,013,118        $ 1,108,833         $ 2,127,343       $ 2,385,272
                                            =============   ================   =================   ===============

   Basic  income per common share                 $ 0.30             $ 0.33              $ 0.63            $ 0.70
   Diluted income per common share                $ 0.30             $ 0.32              $ 0.63            $ 0.70
   Dividends per common share                      $0.18              $0.17               $0.36             $0.34

Other Data:
   Average yield
      on all interest-earning assets               5.77%              5.66%               5.71%             5.72%
   Average cost
      of all interest-bearing liabilities          2.38%              2.38%               2.38%             2.39%
   Interest rate spread                            3.39%              3.28%               3.33%             3.33%

  Return on assets (net income divided by
      average total assets)                        0.82%              0.89%               0.86%             0.95%
   Return on equity (net income divided
      by average total equity)                     6.19%              6.95%               6.51%             7.48%
   Dividend payout ratio
      (dividends per common share divided by
      net income per common share)                59.77%             52.17%              56.95%            48.57%



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